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                                                                    EXHIBIT 99.3


         TAX SEPARATION AGREEMENT dated as of [ ], 2000 (the "Tax Separation Agreement") by and among The Pioneer Group, Inc., a Delaware corporation ("Parent"), Harbor Global Company Ltd., a Bermuda limited duration company and direct wholly owned subsidiary of Parent ("Harbor Global"), and Harbor Global II Ltd., a Bermuda limited duration company and indirect wholly owned subsidiary of Harbor Global ("Harbor Global II").

                                    RECITALS

         WHEREAS:

         A. As of the date hereof, Parent is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which together with the members of the affiliated group files a consolidated United States federal income tax return.

         B. As of the date hereof, Parent and UniCredito Italiano S.p.A., an Italian corporation, have entered into an Agreement and Plan of Merger dated as of May 14, 2000 (the "Merger Agreement"), providing for the merger of a subsidiary of UniCredito Italiano S.p.A. with and into Parent (the "Merger"), as described therein.

         C. Immediately prior to the Effective Time (as defined in Section 1.3 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VII of the Distribution Agreement dated as of [ ], 2000 (the "Distribution Agreement") by and among Parent, Harbor Global and Harbor Global II, the Board of Directors of Parent expects to distribute to holders of Parent common stock, par value $.10 per share (the "Parent Common Stock"), all of the outstanding shares of Harbor Global common stock, par value $.01 per share (the "Harbor Global Common Stock"), on a pro rata basis as described in Article II of the Distribution Agreement (the "Distribution"). In connection with the Distribution, Parent will effect the Restructuring (as defined in Section 4.1 of the Distribution Agreement) and assume certain liabilities as described in Article IV of the Distribution Agreement.

         D. The parties hereto have determined to enter into this Tax Separation Agreement, setting forth their agreement with respect to certain Tax matters.


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         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement,

         1.1 "Code" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.2 "Distribution" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.3 "Distribution Agreement" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.4 "Distribution Date" shall mean the day on which the Distribution is deemed effective in accordance with Section 2.3 of the Distribution Agreement.

         1.5 "Effective Time" shall have the meaning set forth in Section 1.3 of the Merger Agreement.

         1.6 "Final Determination" shall mean with respect to any issue (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and is not subject to further appeal, (ii) a closing agreement entered into under Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding or (iii) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

         1.7 "Harbor Global" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.8 "Harbor Global Common Stock" shall have the meaning set forth in the preamble to this Tax Separation Agreement.


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         1.9 "Harbor Global II" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.10 "Harbor Global Group" shall mean, for any period, Harbor Global and its direct and indirect subsidiaries (determined after giving effect to the transfers and transactions contemplated by Sections 4.1 and 4.2 of the Distribution Agreement), including any predecessor or successor entities. For purposes of this Tax Separation Agreement, Pioneer Forest, LLC is a successor of Pioneer Forest, Inc., Pioneer Real Estate Advisors, LLC is a successor of Pioneer Real Estate Advisors, Inc., Pioneer Goldfields II, LLC is a successor of Pioneer Goldfields II Limited, Pioneer Omega, LLC is a successor of Pioneer Omega, Inc., Luscinia, LLC is a successor of Luscinia, Inc., Theta Enterprises, LLC is a successor of Theta Enterprises, Inc. and Pioneer First Russia, LLC is a successor of Pioneer First Russia, Inc.

         1.11 "Liable Party" shall have the meaning set forth in Section 2.4(e).

         1.12 "Merger" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.13 "Merger Agreement" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.14 "Other Party" shall have the meaning set forth in Section 2.4(e).

         1.15 "Parent" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.16 "Parent Common Stock" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.17 "Parent Group" shall mean, for any period, Parent and its direct and indirect subsidiaries (determined after giving effect to the transfers and transactions contemplated by Sections 4.1 and 4.2 of the Distribution Agreement), including any predecessor or successor entities. For the purposes of this Tax Separation Agreement, Pioneer International LLC is a successor of Pioneer International Corporation.

         1.18 "Period" shall mean any Period Before the Distribution and any Period After the Distribution.


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         1.19 "Period After the Distribution" shall mean any taxable year or other taxable period beginning on or after the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period that begins after the close of the Distribution Date.

         1.20 "Period Before the Distribution" shall mean any taxable year or other taxable period that ends on or before the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period through the close of the Distribution Date.

         1.21 "Restructuring" shall have the meaning set forth in the preamble to this Tax Separation Agreement.

         1.22 "Restructuring Tax" shall mean any Tax that is imposed on any member of the Parent Group or the Harbor Global Group resulting from, or arising in connection with, any transaction that occurs as part of the Restructuring.

         1.23 "Separate Tax Liability" shall mean, with respect to any member or members of the Harbor Global Group, an amount equal to the Tax liability that such member or members would have incurred if it had filed a consolidated return, combined return or a separate return, as the case may be, separate from the Parent Group for all Periods Before the Distribution, and such amount shall be computed by Parent using the highest marginal corporate Tax rate (or rates, in the case of an item that affects more than one Tax) for the relevant taxable period (or portion thereof), without giving effect to any carryforward or carryover of any Tax Item and in a manner consistent with (i) general Tax accounting principles, (ii) the Code and the Treasury regulations promulgated thereunder, (iii) any similar provisions of the laws of other jurisdictions, if applicable, and (iv) past practice, including payments between members for the use of tax losses or credits and with respect to audit adjustments thereto.

         1.24 "Tax" whether used in the form of a noun or adjective, shall mean any tax on or measured by or with respect to income, franchise, gross receipts, sales, use, excise, payroll, personal property, real property, ad-valorem, value-added, leasing, leasing use or other taxes, levies, imposts, duties, charges or withholdings of any nature imposed by any Taxing Authority. Whenever the term "Tax" is used (including with respect to any duty to reimburse another party for indemnified Taxes or refunds or credit of Taxes) it shall include penalties, fines, additions to Tax and interest


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thereon.

         1.25 "Taxing Authority" shall mean the Internal Revenue Service and any other state, local or foreign governmental authority responsible for the administration of any Tax.

         1.26 "Tax Item" shall mean any item of income, gain, loss, deduction or credit or other attribute that may have the effect of increasing or decreasing any Tax.

         1.27 "Tax Return" shall mean any return, report, schedule, estimate or document, including related or supporting information, to be filed or that may be filed for any period with any Taxing Authority in connection with any Tax.

         1.28 "Disregarded Operations" shall mean, collectively, the operations of: (i) Pioneer Forest, LLC, a Delaware limited liability company; (ii) Closed Joint-Stock Company "Forest-Starma," a Russian joint stock company; (iii) Closed Joint-Stock Company "Udinskoye," a Russian joint stock company; (iv) Closed Joint-Stock Company "Amgun-Forest," a Russian joint stock company; (v) Pioneer Goldfields Limited; and (vi) Teberebie Goldfields Limited.

         1.29 "U.S. Tax Return" shall mean any Tax Return that is required to be filed with respect to any Tax imposed by the United States or any state or local government that is part of the United States.

                                   ARTICLE II

                          TAX RETURNS AND TAX PAYMENTS

         2.1 Obligation to File Tax Returns.

             (a) Parent shall have sole and exclusive responsibility for the preparation and filing of all Tax Returns with respect to any member of the Parent Group and the Harbor Global Group that (i) are filed on a consolidated, combined or unitary basis, (ii) include any member of the Harbor Global Group and any member of the Parent Group and (iii) are required to be filed with respect to any Period.

             (b) Parent shall have sole and exclusive responsibility for the preparation and filing of all Tax Returns (in addition to any Tax Return described in



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Section 2.1(a)) with respect to any member of the Parent Group for any Period.

             (c) Harbor Global shall have sole and exclusive responsibility for the preparation and filing of any Tax Return (other than a Tax Return described in Section 2.1(a)) with respect to any member of the Harbor Global Group.

         2.2 Agent. Subject to the other applicable provisions of this Tax Separation Agreement, Harbor Global hereby irrevocably designates, and agrees to cause each member of the Harbor Global Group to so designate, Parent as its sole and exclusive agent and attorney-in-fact to take any action, including execution of documents, as Parent, in its sole discretion, may deem appropriate in any and all matters (including Tax audits) relating to any Tax Return described in
Section 2.1(a).

         2.3 Manner of Tax Return Preparation and Information Reporting.

             (a) Unless otherwise required by a Taxing Authority, the parties shall prepare and file all Tax Returns, and take all other action, in a manner consistent with (i) this Tax Separation Agreement, (ii) the Merger Agreement and
(iii) the Distribution Agreement, including any action necessary to maintain applicable elections set forth in Sections 4.1(a)(i), 4.1(f) and 4.1(g) of the Distribution Agreement with respect to such party's United States federal income tax classification. All Tax Returns shall be filed on a timely basis (taking into account applicable extensions) by the party responsible for filing such Tax Returns under this Tax Separation Agreement.

             (b) Parent shall have the exclusive right, in its sole discretion, with respect to any Tax Return described in Sections 2.1(a) and 2.1(b) to make all decisions, including (i) the manner in which such Tax Return shall be prepared and filed, including the elections, method of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (ii) whether any extensions may be requested, (iii) the elections that will be made by any member of the Parent Group or Harbor Global Group on such Tax Return, (iv) whether any amended Tax Returns shall be filed, (v) whether any claims for refund shall be made, (vi) whether any refund shall be paid by way of refund or credited against any liability for the related Tax and (vii) whether to retain outside firms to prepare or review such Tax Returns.

             (c) Parent shall undertake to timely provide an information statement and other necessary reports to stockholders of Parent to assist such stockholders in accurately reporting Tax consequences of the Distribution and any



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related transactions.

         2.4 Liability for Taxes.

             (a) Harbor Global's Liability for Section 2.1(a) Taxes. With respect to all Tax Returns described in Section 2.1(a), Harbor Global shall be liable for the Separate Tax Liability of each member of the Harbor Global Group, and shall be entitled to receive and retain all refunds or credits of Taxes previously paid by Harbor Global with respect to any such Separate Tax Liability; PROVIDED, HOWEVER, that Parent shall have the sole and exclusive liability with respect to any Tax resulting from any worthless security loss or other deduction taken directly or indirectly by Parent with respect to any of the Disregarded Operations, including any Tax deficiency of Pioneer Forest, Inc. and its successor Pioneer Forest, LLC, and shall be entitled to receive and retain all refunds or credits of Taxes previously paid by Parent with respect to such Taxes.

             (b) Parent's Liability for Section 2.1 Taxes. With respect to all Tax Returns described in Section 2.1(a), Parent shall be liable for the difference between the Separate Tax Liability of each member of the Harbor Global Group described in Section 2.4(a) and all Taxes shown as due on such Tax Returns, and shall be entitled to receive and retain all refunds or credits of Taxes attributable to such difference. With respect to all Tax Returns described in Section 2.1(b), Parent shall be liable for all Taxes due with respect thereto and shall be entitled to receive and retain all refunds or credits of Taxes previously paid by Parent with respect to such Taxes.

             (c) Harbor Global's Liability for Section 2.1(c) Taxes. With respect all Tax Returns described in Section 2.1(c), Harbor Global shall be liable for all Taxes due with respect thereto and shall be entitled to receive and retain all refunds or credits of Taxes previously paid by Harbor Global with respect to such Taxes.

             (d) Harbor Global's Liability for Restructuring Taxes. Notwithstanding anything contained in this Tax Separation Agreement to the contrary, Harbor Global shall be liable for any and all Restructuring Taxes.

             (e) Payment of Tax Liability. If one party is liable for Taxes under Section 2.4(a) through 2.4(d) (the "Liable Party") with respect to Tax Returns for which another party (the "Other Party") is responsible for preparing and filing, then the Liable Party shall pay the Taxes to the Other Party (or to the appropriate Tax



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Authority, as directed in writing by the Other Party) pursuant to Article IV.

         2.5 Tax Benefits. Notwithstanding any other provision in this Tax Separation Agreement, to the extent that one party actually recognizes a Tax benefit from the use of a loss or credit generated by another party to this Tax Separation Agreement, the party receiving such benefit shall pay the amount of such benefit to the party which generated the loss or credit.

         2.6 Indemnification.

             (a) Obligations of Harbor Global. Harbor Global shall indemnify and shall hold each member of the Parent Group harmless against any Tax liability described in Sections 2.4(a), 2.4(c) and 2.4(d), including any Tax liability asserted against any member of the Parent Group under the provisions of Treasury Regulation 1.1502-6(a) that impose several liability on members of any affiliated group of corporations that files consolidated returns, or similar provisions of any state, local or foreign law, in respect of any Separate Tax Liability of any member of the Harbor Global Group.

             (b) Obligations of Parent. Parent shall indemnify and hold each member of the Harbor Global Group harmless against any Tax liability described in Sections 2.4(b) and 2.4(d), including any Tax liability asserted against any member of the Parent Group under the provisions of Treasury Regulation 1.1502-6(a) that impose several liability on members of any affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law, in respect of Taxes of any member of the Parent Group.

         2.7 Period that Includes the Distribution Date. To the extent permitted by law or administrative practice, the taxable year of each member of the Harbor Global Group that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall be treated as closing on the Distribution Date, and the parties agree to file all U.S. Tax Returns on such basis.

                                  ARTICLE III

                                   CARRYBACKS


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         Without the prior consent of Parent, no member of the Harbor Global
Group shall carry back any net operating loss or other Tax attribute from a Period After the Distribution to a Period Before the Distribution.

                                   ARTICLE IV

                                    PAYMENTS

         4.1 Payments. Payments arising under Section 2.4(e) shall be due not later than 20 business days after the receipt or crediting of a refund or the receipt of notice of a Final Determination that the indemnified party is liable for an indemnified cost.

         4.2 Notice. Parent and Harbor Global shall give each other reasonable notice of payment that may be due under this Tax Separation Agreement; PROVIDED, THAT, together with such notice to Harbor Global, Parent shall provide Harbor Global with a written calculation in reasonable detail setting forth the amount of any Separate Tax Liability or estimated Separate Tax Liability.

         4.3 Treatment of Payments. Unless otherwise required by any Final Determination, the parties agree that any payments made by a Liable Party to the Other Party pursuant to this Tax Separation Agreement shall be treated for all Tax and financial accounting purposes as payments made immediately prior to the Distribution.

                                   ARTICLE V

                                   TAX AUDITS

         Each of Harbor Global and Parent shall have sole responsibility for all audits or other proceedings with respect to Tax Returns that it is required to file under Section 2.1. Harbor Global shall be entitled to participate in the conduct of any audit or controversy proceedings relating to any Taxes for which Harbor Global may be liable, and Parent shall not settle any such audit or controversy with respect to such Tax without the approval and consent of Harbor Global, which approval and consent shall not unreasonably be withheld.


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                                   ARTICLE VI

                                   COOPERATION

         6.1 Parent and Harbor Global shall cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding, and each shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Tax Separation Agreement. Each party shall notify the other party of any audit adjustments which do not result in Tax liability but can be reasonably expected to affect Tax Returns of any member of the other party for a Period After the Distribution. Each party agrees that the Distribution is not a non-recognition transaction satisfying the requirements of Section 355 of the Code.

         6.2 Harbor Global shall be entitled to review any Tax Return pertaining to any Taxes for which Harbor Global may either be liable directly to the relevant Taxing Authority or for which it may be required to indemnify any member of the Parent Group under Section 2.6(a). Parent shall have due regard for any comments made by Harbor Global Group in respect of any such Tax Return before it is filed.

                                  ARTICLE VII

                  TAX RECORDS, TAX RECORDS RETENTION AND ACCESS

         7.1 On or before the Distribution Date, Parent shall use its reasonable best efforts to provide Harbor Global with copies of all Tax records, documents, accounting data and other information (including computer data) in its possession that relates to any member of the Harbor Global Group. If after the Distribution Date Parent obtains further Tax records, documents, accounting data and other information (including computer data), it shall use its reasonable best efforts to provide Harbor Global with copies of such additional information no later than 15 days after receipt of such information.

         7.2 The Parent Group and the Harbor Global Group shall (a) in accordance with the record retention policy described in Section 5.3 of the Distribution Agreement, retain Tax records, documents, accounting data and other


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information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the Parent Group or the Harbor Global Group or for the audit of such Tax Returns and (b) give the other reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (ensuring their cooperation) and premises, for the purpose of the review or audit of such returns to the extent relevant to an obligation or liability of a party under this Tax Separation Agreement.

                                  ARTICLE VIII

                                    DISPUTES

         If Parent and Harbor Global cannot agree on any calculation of any liabilities under this Tax Separation Agreement, such calculation shall be made by any nationally recognized accounting firm acceptable to both Parent and Harbor Global. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculations shall be borne equally by Parent and Harbor Global.

                                   ARTICLE IX

                           TERMINATION OF LIABILITIES

         Notwithstanding any other provision in this Tax Separation Agreement, any liabilities determined under this Tax Separation Agreement shall not terminate upon the expiration of the applicable statute of limitation for such liability. All other covenants under this Tax Separation Agreement shall survive indefinitely.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 Notices and Governing Law. All notices required or permitted to be given pursuant to this Tax Separation Agreement shall be given as described in
Section 8.4 of the Distribution Agreement. This Tax Separation Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.



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         10.2 Binding Effect; No Assignment; Third Party Beneficiaries. This Tax
Separation Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns, including Acquiror. Parent and Harbor Global hereby guarantee the performance of all actions, agreements and obligations provided for under this Tax Separation Agreement of each member of the Parent Group and the Harbor Global Group, respectively. Parent and Harbor Global shall, upon the written request of the other, cause any of their respective subsidiaries to execute this Tax Separation Agreement. Parent or Harbor Global shall not assign any of its rights or delegate any of its duties under this Tax Separation Agreement without the prior written consent of the other party. No person (including, without limitation, any employee of a party or any stockholder of a party) shall be, or shall be deemed to be, a third party beneficiary of this Tax Separation Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this Tax
Separation Agreement as of the day and year first above written.


                                        THE PIONEER GROUP, INC.

                                        By:
                                           ---------------------------------
                                              Name:
                                              Title:

                                        HARBOR GLOBAL COMPANY LTD.


                                        By:
                                           ---------------------------------
                                              Name:
                                              Title:


                                        HARBOR GLOBAL II LTD.


                                        By:
                                           ---------------------------------
                                              Name:
                                              Title:


                   Signature Page to Tax Separation Agreement